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                                                                    EXHIBIT 23.3



[CPA ASSOCIATES, P.A. LOGO]
[CPA ASSOCIATES, P.A. LETTERHEAD]


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Regions Financial Corporation of our report dated February 9, 1996, relating to the financial statements of Liberty National Bank. We also consent to the references to our Firm under the heading Experts in such Registration Statement.



/s/ CPA Associates, P.A.

CPA Associates, P.A.
(Successor to the practice of
Varnadore, Tyler & Hawthorne, P.A.

Bradenton, Florida

January 28, 1998